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Registration No. ________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JNI Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-0740004
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

10945 Vista Sorrento Parkway
San Diego, CA 92130
(Address of principal executive offices) (Zip code)

1999 Employee Stock Purchase Plan
2000 Nonqualified Stock Option Plan
(Full title of the plan)

John Stiska
Interim Chief Executive Officer
JNI Corporation
10945 Vista Sorrento Parkway
San Diego, CA 92130
(Name and address of agent for service)

        Telephone number, including area code, of agent for service: 858/523-7000

        This registration statement shall become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

TITLE OF SHARES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED(2)	PROPOSED MAXIMUM AGGREGATE PRICE PER SHARE(3)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(3)	AMOUNT OF REGISTRATION FEE

2000 Nonqualified Stock Option Plan
Common Stock
Par Value $0.001	905,682	$7.30	$6,611,478.60	$608.26
	194,318	$4.40	$854,999.20	$78.66

1999 Employee Stock Purchase Plan
Common Stock
Par Value $0.001	200,000	$3.74	$748,000.00	$68.82

TOTALS	1,300,000		$8,214,477.80	$755.74

1
The securities to be registered include options and rights to acquire Common Stock

2
In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions.

3
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 2000 Nonqualified Stock Option Plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the 2000 Nonqualified Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on June 6, 2002, as reported on The NASDAQ National Market. The 1999 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock, and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on June 6, 2002, as reported on The NASDAQ National Market.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

        Not required to be filed with this registration statement.

Item 2. Registrant Information and Employee Plan Annual Information

        Not required to be filed with this registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed with the Securities and Exchange Commission or the Commission by the company are incorporated by reference in this registration statement:

  (1)
  The company's latest Annual Report on Form 10-K/A for the year ended December 31, 2001, filed on May 20, 2002.

  (2)
  The company's latest Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 20, 2002.

  (3)
  The description of the company's common stock contained in the company's registration statement on Form 8-A, filed on October 21, 1999.

  (4)
  The company's registration statement on Form 8-A, filed on October 21, 1999.

  (5)
  The company's registration statement on Form 8-A, filed on February 9, 2001.

  (6)
  All documents filed by the company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporate Law or the DGCL permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The company's certificate of incorporation and bylaws provide that the company shall indemnify its directors, officers, employees and agents to the full extent permitted by the DGCL, including circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the company has entered into separate indemnification agreements with its directors and executive officers which require the company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from acts or omissions not in good faith or willful misconduct).

        These indemnification provisions and the indemnification agreements entered into between the company and its executive officers and directors may be sufficiently broad to permit indemnification of the company's executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7. Exemption From Registration Claimed

        Not applicable.

Item 8. Exhibits

        See Exhibit Index.

Item 9. Undertakings

  (a)
  Rule 415 Offering

    The undersigned registrant hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  Filings Incorporating Subsequent Exchange Act Documents By Reference

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h)
  Request For Acceleration Of Effective Date Or Filing Of Registration Statement On Form S-8

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on June 7, 2002.

JNI CORPORATION
By:	/s/ JOHN STISKA John Stiska Interim Chief Executive Officer and Director

POWER OF ATTORNEY

        The officers and directors of JNI Corporation whose signatures appear below, hereby constitute and appoint John Stiska their true and lawful attorney and agent, with full power of substitution, with power to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney and agent, or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 7, 2002.

Signature	Title

/s/ JOHN STISKA John Stiska	Interim Chief Executive Officer and Director (Principal Executive Officer)
/s/ GLORIA PURDY Gloria Purdy	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ ERIC P. WENAAS Eric P. Wenaas	Chairman of the Board of Directors
/s/ JOHN BOLGER John Bolger	Director
/s/ TOM ST. DENNIS Tom St. Dennis	Director
/s/ SYLVIA SUMMERS DUBREVIL Sylvia Summers Dubrevil	Director
/s/ PETER VAN CUYLENBURG Peter van Cuylenburg	Director

EXHIBIT INDEX

4.1	JNI Corporation 1999 Employee Stock Purchase Plan, as amended, and form of Subscription Agreement thereunder (incorporated by reference to the company's Registration Statement on Form S-1 (File No. 333-86501) filed with the Commission on October 4, 1999).
4.2	JNI Corporation 2000 Nonqualified Stock Option Plan, as amended, terms of the Stock Option Agreement and form of Stock Option Grant Agreement thereunder (incorporated by reference to the company's Registration Statement on Form S-8 (File No. 333-45752) filed with the Commission on September 14, 2000).
5.1	Opinion of Gray Cary Ware & Freidenrich LLP
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Independent Accountants
24	Power of Attorney (included in the signature page to this registration statement)

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURE
POWER OF ATTORNEY
EXHIBIT INDEX